                                                                   EXHIBIT 10.35

                                 AMENDMENT NO. 1
                                       TO
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Amendment") is made and entered into as of January __, 2005, by and between Warp Technology Holdings, Inc. ("Warp") and Gupta Holdings, LLC ("Gupta"). Capitalized terms used but not otherwise defined herein shall be deemed to have the meanings given to such terms by the MIPA or the Extension Agreement (as such terms are defined below).

                                   WITNESSETH

      WHEREAS, ISIS Capital Management, LLC ("ISIS") and Gupta are parties to that certain Membership Interest Purchase Agreement dated September 2, 2004 (the "MIPA") and to that certain related Extension Agreement dated September 27, 2004 (as amended by that certain Amendment No. 1 to Extension Agreement made by and between ISIS and Gupta on October 13, 2004, that certain Amendment No. 2 to Extension Agreement made by and between Warp and Gupta on December 8, 2004 and that certain Amendment No. 3 to Extension Agreement made by and between Warp and Gupta on January 3, 2005, the "Extension Agreement");

      WHEREAS, ISIS has assigned all of its rights as the Purchaser under the MIPA to Warp, and Warp has assumed all of the obligations of ISIS as the Purchaser under the MIPA (provided that ISIS remains liable to the extent set forth in Section 8.6 of the MIPA);

      WHEREAS, Warp and Gupta wish to amend the MIPA with this Amendment as provided herein; and

      WHEREAS, ISIS wishes to acknowledge and agree to such amendments for purposes of its liabilities under Section 8.6 of the MIPA.

      NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    AGREEMENT

      I.    AMENDMENT OF MIPA.

            The MIPA is hereby amended as follows:

            A. Section 2.3 "The Purchase Price" is hereby amended to read in its entirety as follows:

            "The Purchase Price. The purchase price (items (1) - (5) collectively, the "Purchase Price") for the Membership Interests shall equal:

                  (1) Fifteen Million Seven Hundred Fifty Thousand Dollars ($15,750,000) (the "Cash Payment"), against which the Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) previously paid to Seller as a Non-Refundable Fee pursuant to the Extension Agreement shall be credited;

                  (2) The $750,000 Senior Secured Promissory Note and related Warrant to Purchase Common Stock, each issued by Warp to Gupta, and the related Senior Note and Warrant Purchase Agreement, Senior Security Agreement, Senior Subsidiary Security Agreement, Collateral Agency Agreement, Intercreditor and Subordination Agreement, and Senior Guaranty, all of even date herewith;

                  (3) The $1,500,000 Subordinated Secured Promissory Note issued by Warp to Gupta as an amendment and restatement of the outstanding $1,500,000 Convertible Demand Note issued from Warp to Gupta on December 8, 2004 (the "Prior Note"), which Prior Note shall no longer be outstanding as of the Closing, and the related Subordinated Note and Warrant Purchase Agreement, Subordinated Security Agreement, Subordinated Subsidiary Security Agreement, Collateral Agency Agreement, Intercreditor and Subordination Agreement, and Subordinated Guaranty, all of even date herewith;

                  (4) The $2,000,000 Convertible Promissory Note issued by Warp to Gupta and convertible into shares of Series C Preferred Stock of Warp and a Warrant to Purchase Common Stock of Warp, and the related Series C Subscription Agreement and Investors' Agreement, all of even date herewith; and

                  (5) The $1,000,000 Secured Promissory Note issued by ISIS to Gupta and the related Security Agreement, both of even date herewith.

At Closing, Purchaser shall pay to Seller Thirteen Million Seven Hundred Fifty Thousand Dollars (13,500,000), consisting of the Cash Payment, less the Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) previously paid to Seller as a Non-Refundable Fee pursuant to the Extension Agreement, in immediately available funds by wire transfer to an account designated by Seller, such account to be designated by written notice to Purchaser at least two (2) business days prior to the Closing Date, and Purchaser shall deliver to Seller at Closing all other items constituting the Purchase Price."

            B. Each of the following definitions set forth in "ARTICLE I DEFINITIONS" is deleted in its entirety: "Acceptance Notice," "Actual Adjusted Net Working Capital as of the Closing Date," "Dispute Notice," "Independent Auditor," "Purchaser's Statement," and "Target Amount."

            C. Section 2.4 "Adjustment of Purchase Price" is hereby deleted in its entirety.

            D. Section 2.5 "Allocation of the Purchase Price" is hereby amended to read in its entirety as follows:

            "Allocation of the Purchase Price. Within sixty days following the Closing, Purchaser and Seller shall jointly agree on the allocation of the Purchase Price and liabilities assumed among the assets of the Company, which allocation shall be in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Such allocation shall be conclusive and binding upon Seller and Purchaser for all purposes and neither Seller nor Purchaser shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Authority that is inconsistent with such allocation."

            E. The last sentence of Section 6.3 "No Double Recovery" is hereby amended to read in its entirety as follows: "Likewise, if any fact, event, condition or circumstance is included in the Adjusted Net Working Capital as of the Closing Date, then to the extent of such inclusion, the parties shall be precluded from asserting a claim for Damages for, and Indemnitor shall not be liable for Damages for, such fact, event condition or circumstance pursuant to the indemnification provisions of this Article 6."

            F. The first sentence of Section 7.1 "Payment of Taxes" is hereby amended to read in its entirety as follows: "Seller shall pay, and indemnify, defend and hold the Purchaser, the Company and all Subsidiaries harmless against, any and all Taxes of the Company and the Subsidiaries (including without limitation, any Taxes due from Seller) allocable to any taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (the "Pre-Closing Tax Period"), provided, however, that such payment shall be made only to the extent that such Taxes exceed $765,348."

            G. Section 7.2 "Preparation of Tax Returns" is hereby amended to read in its entirety as follows: "Seller shall prepare, file and an officer from the relevant Pre-Closing Period is hereby authorized to sign, all income Tax Returns for the Company and the Subsidiaries for any tax periods ending on or prior to the Closing Date, except for any Tax Returns relating to the Subsidiaries due after the Closing Date in which case Purchaser shall prepare such Tax Returns and Seller shall have the right to review and approve such Tax Returns at least 10 business days prior to filing, which approval shall not be unreasonably withheld. Except as otherwise provided in the preceding sentence, Purchaser shall prepare all Tax Returns for the Company and the Subsidiaries. Seller shall reimburse Purchaser for Taxes of the Company and the Subsidiaries which are allocable to the Pre-Closing Period (in accordance with Section 7.1) within 15 days after payment by Purchaser or the Company and the Subsidiaries of such Taxes, provided, however, that such reimbursement shall be made only to the extent that such Taxes exceed $765,348. Purchaser shall not file, or cause the Company or any of the Subsidiaries to file, any amended Tax Returns for the Company or any of the Subsidiaries for tax periods that include a period prior to the Closing Date without prior written consent of Seller, such consent not to be unreasonably withheld or delayed."

            G. The representations and warranties made by Seller to Purchaser, as modified by the "DISCLOSURE SCHEDULES TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT" are hereby further modified by the "Supplement to Seller Disclosure Schedules, Membership Interest Purchase Agreement dated September 2, 2004" attached hereto as Exhibit A.

      II.   MISCELLANEOUS.

            A. Conflicting Provisions; No Other Amendments. In the event of any conflict between the MIPA or the Extension Agreement and this Amendment, this Amendment shall control. Except as set forth in this Amendment, the MIPA shall in all other respects remain unchanged and shall remain in full force and effect.

            B. Miscellaneous Provisions. Each of the provisions 8.1 through 8.15 set forth in "ARTICLE 8 MISCELLANEOUS PROVISIONS" of the MIPA shall apply to this Amendment.

      III.  EFFECTIVE ON CLOSING.

      This Amendment shall be contingent upon, and effective as of, the occurrence of the Closing.

      IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first set forth above.

WARP TECHNOLOGY HOLDINGS, INC.

By: ________________________________

Name: ______________________________

Title: _____________________________

GUPTA HOLDINGS, LLC

By: ________________________________

Name: ______________________________

Title: _____________________________

ACKNOWLEDGED AND AGREED:

ISIS CAPITAL MANAGEMENT, LLC

By: ________________________________

Name: ______________________________

Title: _____________________________

                                    EXHIBIT A